EXHIBIT 23.2


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                      [LETTERHEAD OF DELOITTE & TOUCHE LLP]














Members of the Board:

        We  consent  to the  incorporation  by  reference  in this  Registration
Statement of First Midwest Financial, Inc. on Form S-8 of our report dated November 17, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for income taxes and for debt and equity securities in fiscal year 1994) appearing in the Annual Report on Form 10-KSB of First Midwest Financial, Inc. for the year ended September 30, 1996.




                                                    /s/ Deloitte & Touche LLP
                                                    -------------------------
                                                    DELOITTE & TOUCHE LLP



Omaha, Nebraska
February 26, 1997
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                   [LETTERHEAD OF CROWE, CHIZEK & COMPANY LLP]






                        CONSENT OF INDEPENDENT AUDITORS








        We  consent  to the  incorporation  by  reference  in this  Registration
Statement of First Midwest Financial, Inc. on Form S-8 of our report on the consolidated financial statements of First Midwest Financial, Inc. and subsidiaries dated October 9, 1996, contained in Exhibit 13 to First Midwest Financial, Inc.'s Annual Report on Form 10-KSB for the year ended September 30, 1996.



                                                  /s/Crowe, Chizek & Company LLP
                                                  ------------------------------
                                                  CROWE, CHIZEK & COMPANY LLP



South Bend, Indiana
February 26, 1997